Exhibit 1.1

Execution Version

APPROACH RESOURCES INC.

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

September 19, 2012

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Approach Resources Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), an aggregate of 5,000,000 shares (the “Underwritten Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”). At the option of the Underwriters, the Company proposes to issue and sell up to an additional 750,000 shares of Common Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-174318) including a prospectus, relating to the Shares. Such registration statement, as amended as of the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (“Rule 430 Information”), is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At the Time of Sale (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B hereto, the “Time of Sale Information”): a Preliminary Prospectus dated September 18, 2012 (the “Marketing Preliminary Prospectus”), and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex B hereto. “Time of Sale” means 5:00 P.M. (New York, New York time), on the date of this Agreement.

Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to the Time of Sale. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, prior to the Time of Sale; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission thereunder, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, after the Time of Sale.

2. Purchase of the Shares by the Underwriters.

(a) (i) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company at a price per share of $29.05125 (the “Purchase Price”) the respective number of Underwritten Shares set forth opposite such Underwriters’ name in Schedule 1 hereto.

(ii) In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements herein contained and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

(iii) The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the

Representative to the Company; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Underwritten Shares. No Option Shares shall be sold or delivered unless the Underwritten Shares previously have been, or simultaneously are, sold and delivered. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) (i) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative (A) in the case of the Underwritten Shares, at the offices of Thompson & Knight LLP, 1722 Routh Street, Suite 1500, Dallas, Texas 75201 at 9:00 A.M., Dallas, Texas time, on September 25, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or (B) in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

(ii) Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery through the facilities of the Depository Trust Company (“DTC”) to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. Any certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., Dallas time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Marketing Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date and at the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no other notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the date of this Agreement and any other applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except, in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options described as outstanding in, and the grant of options and awards under the Company’s existing stock incentive plan described in, the Registration Statement, the Time of Sale Information and the Prospectus) or material change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, tornado or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Approach Oil & Gas Inc., Approach Operating, LLC, Approach Resources I, LP, Approach Delaware, LLC, Approach Services, LLC, Approach Midstream Holdings LLC and Wildcat Permian Services LLC.

(i) Capitalization. The Company has authorized capital stock as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all the shares of capital stock of the Company that will be outstanding immediately prior to the Closing Date will have been duly and validly authorized and issued and will be fully paid and non-assessable and will not be subject to any preemptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the

Prospectus, immediately prior to the Closing Date there will be no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than those arising under the Company’s Revolving Credit Agreement, dated as of January 18, 2008, by and among the Company, JPMorgan Chase Bank, N.A. and the institutions named therein and JPMorgan Chase Bank, N.A., as Agent (as amended and in effect on the date hereof, the “Credit Agreement”).

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), each such grant was made in accordance with the terms of the Company Stock Plans, and all other applicable laws and regulatory rules or requirements.

(k) Due Authorization. This Agreement has been duly authorized and validly executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(l) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares to be sold by the Company is not subject to any preemptive or similar rights.

(m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company (including the use of proceeds therefrom) and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the cases of clauses (i) and (iii) above, for such conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares (including the use of proceeds therefrom) and the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by The Nasdaq Global Market (the “Nasdaq Global Market”) in regards to the listing of the Shares and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and any consent, approval, authorization, order, registration or qualification that either has been, or prior to the Closing Date will have been, obtained or made, or which if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the Company’s ability to fulfill its obligations hereunder.

(p) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q) Independent Accountants. Hein & Associates LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all real and other property they own, in each case free and clear of all liens, encumbrances and defects except those (i) described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, all items of real and other property leased by the Company and its subsidiaries are leased under valid and enforceable leases, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus,

will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(w) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(y) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries upon any of the property now owned or leased by the Company or any of its subsidiaries, in violation of any Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance, in all material respects, with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made in accordance with and authorizations of management and directors of the Company; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements; and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company considers adequate to protect the Company and its subsidiaries and their respective businesses and is reasonably customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) No Restrictions on Subsidiaries. Other than pursuant to the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll) Margin Rules. The application of the proceeds from the sale of the Shares to be sold by the Company pursuant to this Agreement as described in the Registration Statement, the Time of Sale Information and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacity as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) including Section 402 related to loans.

(pp) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Shares.

(qq) Reserve Data. (i) (A) The oil and natural gas reserve estimates of the Company and its subsidiaries as of June 30, 2012 and as of December 31, 2011, 2010 and 2009 contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are derived from reports that have been prepared by, or have been audited by, DeGolyer & MacNaughton, as set forth and to the extent indicated therein, and (B) such estimates fairly reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines for each applicable period applied on a consistent basis throughout the periods involved.

(rr) Independent Petroleum Engineers. DeGolyer & MacNaughton has represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(ss) No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act.

4.	Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (to the extent not previously delivered) to the extent required by Rule 433 under the Securities Act.

The Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction which it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Shares to be sold hereunder; (B) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans, grants by the Company of any Award (as defined in the Plan) in accordance with the terms of the Company’s 2007 Stock Incentive Plan, as amended and in effect on the date hereof (the “Plan”) and the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of the Plan; and (C) shares of Stock to be issued to one or more counterparties in connection with the consummation of a joint venture, collaboration, merger or the acquisition or license of any assets, business products or technology, provided that in the case of issuances pursuant to this clause (C), any recipients of such shares shall execute a lock-up agreement in substantially the form set forth in Exhibit A hereto, and any such issuances pursuant to this clause (C) shall not exceed, in the aggregate, 5% of the outstanding shares of common stock of the Company, after giving effect to the issuance of the Stock.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) Exchange Listing. The Company will use its best efforts to list for quotation the Shares on the Nasdaq Global Market subject to official notice of issuance.

(l) Reports. So long as the Shares are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of each of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in Sections 6(a) and 6(c) hereof.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Hein & Associates LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion of Counsel for the Company. Each of (i) Thompson & Knight LLP, counsel for the Company, and (ii) J. Curtis Henderson, General Counsel of the Company, shall have furnished to the Representative, at the request of the Company, their respective written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 and Annex A-2, respectively, hereto.

(g) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) Reserve Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, DeGolyer & MacNaughton shall have furnished to the Representative, at the request of the Company, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(k) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain stockholders, officers and directors of the Company, as set forth in Exhibit A-1 hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has been subsequently amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a) hereof, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third paragraph under the caption “Underwriting” (relating to concessions) and the information concerning stabilizing transactions and other information appearing under the caption “Underwriting” in the two paragraphs beginning with the words “In connection with this offering, the underwriters may engage in stabilizing transactions . . .” and “The underwriters have advised us that, pursuant to Regulation M . . .”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to Sections 7(a) or 7(b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Sections 7(a) or 7(b) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Sections 7(a) or 7(b) hereof. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in Sections 7(a) and 7(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any

Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a) hereof, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a) hereof, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in Section 10(b) hereof, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs (other than the fees and expenses of underwriters’ counsel related thereto) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representative may designate (including the related fees and expenses reasonably incurred of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq Global Market.

(b) If (i) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than Section 9), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, (fax: (817) 989-9001); Attention: J. Curtis Henderson, Executive Vice President and General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Left Intentionally Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
Name:	J. Ross Craft
Title:	President and CEO

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date first written above

J.P. MORGAN SECURITIES LLC
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Executive Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE 1

Underwriter	Number of Underwritten Shares
J.P. Morgan Securities LLC	2,500,000
KeyBanc Capital Markets Inc	875,000
RBC Capital Markets, LLC	750,000
Wells Fargo Securities, LLC	375,000
Howard Weil Incorporated	250,000
Wunderlich Securities, Inc	250,000
Total	5,000,000

ANNEX A-1

FORM OF OPINION OF THOMPSON & KNIGHT LLP1

J.P. Morgan Securities LLC,

    as representative of the underwriters

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

We have acted as special counsel for Approach Resources Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Underwriting Agreement dated as of September 19, 2012 (the “Underwriting Agreement”) between the Company and you, as representative of the underwriters listed on Schedule 1 thereto (the “Underwriters”) relating to the sale by the Company to you today of an aggregate of 5,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”). The Company and Approach Oil & Gas Inc., a Delaware corporation, are referred to herein together as the “Approach Corporations”; Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC, each a Delaware limited liability company, are referred to herein collectively as the “Approach LLCs”; Approach Resources I, LP, a Texas limited partnership, is referred to herein as the “Approach Partnership”; and the Approach Corporations, the Approach LLCs and the Approach Partnership are referred to herein collectively as the “Relevant Parties”. This opinion letter is furnished to you solely for purposes of complying with the requirements of Section 6(f)(i) of the Underwriting Agreement. Capitalized terms that are defined in the Underwriting Agreement and are used but not defined herein shall have the meaning given them in the Underwriting Agreement.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following:

(a) The Underwriting Agreement.

(b) The Registration Statement on Form S-3 (File No. 333-174318) filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2011, including any amendment thereto, any document incorporated by reference therein and all information included therein under Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”).

(c) The Prospectus Supplement dated as of September 19, 2012 (together with the base prospectus dated May 18, 2011 (the “Base Prospectus”) and the documents incorporated by reference therein, the “Prospectus Supplement”).

[1]	Subject to further review by TK opinion committee.

(d) The preliminary Prospectus Supplement dated September 18, 2012 and other time of sale information identified in Annex B to the Underwriting Agreement (together, the “Time of Sale Information”).

We have also examined originals or copies of such other records of the Relevant Parties, certificates of public officials and of officers or other representatives of the Relevant Parties and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Underwriting Agreement and representations and statements made in certificates of public officials and by you and officers or other representatives of the Relevant Parties.

We have not independently established the validity of the foregoing assumptions.

As used herein, “Applicable Laws” means those laws, rules and regulations of the State of Texas and the State of New York, and the federal laws, rules and regulations of the United States of America, that in our experience are normally applicable to the Relevant Parties, the Underwriting Agreement or transactions of the type contemplated by the Underwriting Agreement; for purposes of our opinions in paragraphs 1(a), 2, 4(a), 5 and 8 below, include the General Corporation Law of the State of Delaware (the “DGCL”); and, for purposes of our opinions in paragraphs 1(b) and 2(b) below, include the Delaware Limited Liability Company Act (the “DLLCA”). However, the term “Applicable Laws” does not include:

(i) Any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor or employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation federal and state securities laws, rules or regulations and the Investment Company Act of 1940, as amended (the “Investment Company Act”); (I) corrupt practices, including without limitation the Foreign Corrupt Practices Act of 1977; and (J) copyrights, patents, service marks and trademarks.

(ii) Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

(iii) Any laws, rules or regulations that are applicable to the Relevant Parties, the Underwriting Agreement or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates because of the specific assets or business of such party or such affiliate.

(iv) The laws of the State of Delaware except to the extent based on our review of the DGCL and the DLLCA, without consideration of any judicial or administrative interpretations thereof.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1. (a) Each Approach Corporation is a corporation that is validly existing and in good standing under the laws of the State of Delaware.

(b) Each Approach LLC is a limited liability company that is validly existing and in good standing under the laws of the State of Delaware.

(c) The Approach Partnership is a limited partnership that is validly existing and in good standing under the laws of the State of Texas.

2. (a) The Company (i) has the corporate power to execute, deliver and perform the Underwriting Agreement, (ii) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement and (iii) has duly executed and delivered the Underwriting Agreement.

(b) Each Approach Corporation has the corporate power, each Approach LLC has the limited liability company power and the Approach Partnership has the limited partnership power, to own and lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement.

3. Based solely on certificates of public officials, each Relevant Party was in good standing and authorized to do business in each state specified with respect to such Relevant Party in Schedule I.B hereto as of the date specified in such Schedule.

4. The execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares by the Company being delivered pursuant to the Underwriting Agreement, and compliance by the Company with the terms of the Underwriting Agreement will not:

(a) violate its certificate of incorporation or bylaws;

(b) breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule I.C hereto (the “Applicable Contracts”) or any order, writ, judgment, injunction, decree, determination or award listed in Schedule I.D hereto; or

(c) result in a violation by any Relevant Party of any Applicable Laws.

5. No consent, approval, authorization, order, registration or qualification of or with any United States federal, New York, Delaware or Texas governmental authority or regulatory body or any third party that is a party to any Applicable Contract is required under Applicable Laws for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares pursuant to the Underwriting Agreement, and compliance by the Company with the terms thereof, except for the registration of the Shares under the Securities Act.

6. The Registration Statement was automatically effective under the Securities Act upon its filing on May 18, 2011, and the Prospectus Supplement (other than the Base Prospectus) was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act on September , 2012. We were advised in a telephone call made today at to a representative of the Commission, that no order suspending the effectiveness of the Registration Statement has been issued.

7. The Registration Statement, the Prospectus Supplement and the Time of Sale Information (other than the financial statements and notes and related schedules and other financial and accounting data and the oil and natural gas reserve estimates included therein or omitted therefrom as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of Form S-3 under the Securities Act.

8. There are 90,000,000 shares of Common Stock of the Company authorized under its certificate of incorporation. The Common Stock conforms in all material respects to the description thereof in the Registration Statement and the Prospectus Supplement. The Shares have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive rights granted under the certificate of incorporation or by-laws of the Company, the DGCL or any Applicable Contract.

9. The statements in the Registration Statement and the Prospectus Supplement under the headings “Certain United States federal tax considerations for non-United States holders,” in each case, insofar as such statements constitute summaries of legal matters referred to therein, accurately summarize in all material respects the legal matters referred to therein.

10. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, or any further amendment or supplement thereto made by the Company prior to the Closing Date, or any Additional Closing Date, as the case may be (other than the financial statements and notes and related schedules and other financial and accounting data and the oil and natural gas reserve estimates included therein or omitted therefrom as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

11. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement will not be, required to register as an investment company under the Investment Company Act.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to Applicable Laws and also (i) in the case of our opinions in paragraphs 5, 6 and 7, the Securities Act; (ii) in the case of our opinion in paragraph 9, the United States Internal Revenue Code of 1986, as amended; (iii) in the case of our opinion in paragraph 10, the Exchange Act; (iv) in the case of our opinion in paragraph 11, the Investment Company Act; and (v) in the case of our opinion in paragraph 3, to the limited extent set forth therein, the law of the states referred to in Schedule I.B hereto, and we do not express any opinion herein concerning any other laws. Without derogating from the immediately preceding sentence, we express no opinion in paragraph 4 or 5 with respect to any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(b) We express no opinion in paragraph 9 with respect to the validity, completeness or truthfulness of the matters discussed in the Registration Statement, the Time of Sale Information or the Prospectus Supplement or in paragraph 10 with respect to the validity, completeness or truthfulness of the matters discussed in the filings referred to therein.

(c) With respect to our opinion in paragraph 1, we have relied exclusively upon the certificates of public officials described in Schedule I.A hereto.

In the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Information and the Prospectus Supplement relating to the offering and sale of the Shares, we reviewed the Registration Statement and the Prospectus Supplement, together with the Time of Sale Information and participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and the Underwriters’ counsel, and representatives of the independent public accountants for the Company, at which the contents of the Registration Statement and Prospectus Supplement and Time of Sale Information and related matters were discussed. We did not participate in the preparation of the documents incorporated by reference in the Prospectus Supplement. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus Supplement and the Time of Sale Information involve matters of a non-legal nature. Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that:

(a) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Time of Sale Information, as of 5:00 p.m. eastern time on September 19, 2012 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Prospectus Supplement, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus Supplement or the Time of Sale Information (except as otherwise specifically stated in paragraphs 8 and 9), and we do not express any belief with respect to, the financial statements, related notes or schedules or other financial data, accounting data or information or assessments of or reports on the effectiveness of internal control over financial reporting; oil and gas reserves data; or statistical or accounting data derived from such financial and oil and gas reserves data contained in or omitted from the Registration Statement or the Prospectus Supplement.

This opinion letter is rendered to you in connection with the transactions contemplated by the Underwriting Agreement. Without our prior written consent, this opinion letter may not be relied upon by any person other than the Underwriters, or by the Underwriters for any other purpose.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you or the Underwriters of subsequent developments affecting such opinions. We note that we only represent the Company and its affiliates with respect to specific transactions, including the transactions contemplated by the Underwriting Agreement, and we are not general outside counsel for the Company and its affiliates.

ANNEX A-2

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

(a) To the knowledge of such counsel, (a) without giving effect to the closing of the transactions contemplated by the Underwriting Agreement, there are             shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company issued and outstanding, and (b) all of the issued and outstanding Common Stock has been duly authorized and is validly issued, is fully paid and non-assessable.

(b) To the knowledge of such counsel, except as disclosed in the Company’s Registration Statement, the Prospectus Supplement or the Time of Sale Information, or in the public filings incorporated therein, there are no legal or governmental proceedings pending or overtly threatened in writing to be commenced against the Company or any of its subsidiaries or of which any property or assets of the Company or any of its subsidiaries is the subject that (a) would reasonably be expected to have a Material Adverse Effect, (b) challenges the validity or enforceability of the Underwriting Agreement or (c) seeks to enjoin (i) the performance of the Underwriting Agreement or (ii) the consummation by the Company of the transactions contemplated therein.

ANNEX B

a.	Time of Sale Information

None.

b.	Pricing Information Provided Orally by Underwriters

Price per share to public: $30.50

Shares offered: 5,000,000

ANNEX C

PRICING TERM SHEET

Issuer (Symbol):	Approach Resources Inc. (AREX)

Total Shares of Common Stock Offered:	5,000,000 shares

Total Option Shares Offered:	750,000 shares

Public Offering Price:	$30.50 per share

Gross Proceeds to Issuer:	$152,500,000 (or $175,375,000 if the underwriters exercise their over-allotment option in full)

Underwriting Discounts and Commissions:	$1.44875 per share

Net Proceeds to Issuer (before expenses):	$145,256,250

Trade Date:	September 20, 2012

Settlement Date:	September 25, 2012

CUSIP No.:	03834A 10 3

Sole book-running manager:	J.P. Morgan Securities LLC

Co-managers:	KeyBanc Capital Markets Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC Howard Weil Incorporated Wunderlich Securities, Inc.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

September         , 2012

J.P. MORGAN SECURITIES LLC

As Representative of the

several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

277 Park Avenue

New York, NY 10172

Re: Approach Resources Inc. — Public Offering of Common Stock

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Approach Resources Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters to be named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Securities”).

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC (“JPMorgan”) on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the transfer of shares of Common Stock as a bona fide gift or gifts; (B) the distribution of shares of Common Stock to members, partners or stockholders of the undersigned; (C) the transfer of shares of Common Stock to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; (D) the transfer of shares of Common Stock in accordance with Rule 10b5-1 trading plans in existence on the date of the Prospectus; (E) the entrance into any new, or the renewal or amendment of any existing, Rule 10b5-1 trading plan, provided that in connection with such entry, renewal or amendment, no shares of Common Stock shall be scheduled for sale thereunder during the 90-day period after the date of the Prospectus; (F) the transfer of shares of Common Stock issued upon the “cashless” exercise of options to purchase Common Stock for any withholding taxes on the exercise price thereof or to pay the exercise price thereof pursuant to the Company’s existing stock incentive plan (the “Incentive Plan”) described in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011 filed with the SEC (the “Annual Report”); (G) the transfer of shares of Common Stock withheld by the Company upon the vesting of stock awards under the Company’s Incentive Plan; and (H) the disposition of shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock pursuant to any merger, consolidation, business combination, tender offer or change of control transaction involving the Company and an unaffiliated third party on terms available to the stockholders of the Company generally; provided that (a) in the case of any transfer or distribution pursuant to clause (A), (B) or (C), each donee, distributee or transferee shall execute and deliver to JPMorgan a lock-up letter in the form of this paragraph; and (b) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above) shall be made voluntarily in connection with any transfer or distribution under any of such clauses, or shall be required in connection with any transfer or distribution under clauses (A), (B) or (C).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have, if any, to require registration of Common Stock in connection with the filing of a registrations statement relating to the Public Offering.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

2

Very truly yours,

By:
Name:
Title:

SIGNATURE PAGE TO LOCK UP AGREEMENT

EXHIBIT A-1

PARTIES TO LOCK-UP AGREEMENT

1.	J. Ross Craft

2.	Steven P. Smart

3.	J. Curtis Henderson

4.	Ralph P. Manoushagian

5.	Qingming Yang

6.	Bryan H. Lawrence

7.	James H. Brandi

8.	James C. Crain

9.	Sheldon B. Lubar

10.	Christopher J. Whyte

11.	Alan D. Bell

12.	Yorktown Energy Partners V, L.P.

13.	Yorktown Energy Partners VI, L.P.

14.	Yorktown Energy Partners VII, L.P.